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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our audit letter as of December 31, 2012, included in the Annual Report on Form 10-K of Midstates Petroleum Company, Inc. for the fiscal year ended December 31, 2012, as well as in the notes to the financial statements included therein. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our audit letter as of December 31, 2012, into Midstates Petroleum Company, Inc.'s previously filed Registration Statement on Form S-8 (No. 333-180854,) in accordance with the requirements of the Securities Act of 1933, as amended.

Sincerely,

/s/ Netherland, Sewell & Associates, Inc.
Netherland, Sewell & Associates, Inc.
Texas Registered Engineering Firm F-2699

March 21, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS